      As filed with the Securities and Exchange Commission on June 6, 2000
                                                                 File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            FORRESTER RESEARCH, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                 04-2797789
    (State or other jurisdiction                  (I.R.S. Employer
  of incorporation or organization)              Identification No.)


                              400 Technology Square
                         Cambridge, Massachusetts 02139
                                 (617) 497-7090
          (Address of principal executive offices, including zip code)

                  AMENDED AND RESTATED FORRESTER RESEARCH, INC.
                           1996 EQUITY INCENTIVE PLAN

                           ---------------------------

                            (Full title of the plan)

                            SUSAN WHIRTY MAFFEI, ESQ.
                   Chief Financial Officer and General Counsel
                            Forrester Research, Inc.
                              400 Technology Square
                         Cambridge, Massachusetts 02139
                                 (617) 497-7090
                              (617) 868-0577 (Fax)

                  --------------------------------------------

 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

 Title of Securities     Amount to be         PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
 to be registered        registered           OFFERING PRICE         AGGREGATE OFFERING     REGISTRATION
                                              PER SHARE(1)           PRICE(1)               FEE
COMMON STOCK,
PAR VALUE $0.01        3,000,000 shares          $52.625               $157,875,000          $41,679

(1) The offering price per share and the maximum aggregate offering price have been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Forrester Research, Inc. Common Stock, par value $0.01 per share, reported on the Nasdaq National Market on May 30, 2000.


================================================================================

                                EXPLANATORY NOTE


    This Registration Statement has been filed pursuant to General Instruction E on Form S-8, to register 3,000,000 additional securities to be offered pursuant to the Amended and Restated Forrester Research, Inc. 1996 Equity Incentive Plan (the "1996 Plan") of Forrester Research, Inc. (the "Registrant" or the "Company"). A registration statement on Form S-8 (No. 333- 22749), filed with the Commission on March 4, 1997 to register 5,800,000 shares of common stock offered pursuant to the 1996 Plan and the 1996 Stock Option Plan for Non-Employee Directors and a registration statement on Form S-8 (No. 333-96393), filed with the Commission on February 8, 2000 to register 5,000,000 shares of common stock offered pursuant to the 1996 Plan are currently effective and are hereby incorporated herein by reference.

    All references to shares of Company common stock have been adjusted to reflect the stock split effected in the form of a 100% stock dividend on February 7, 2000.




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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on this 6th day of June, 2000.

                                        FORRESTER RESEARCH, INC.


                                        By: /s/ Susan Whirty Maffei
                                           ----------------------------------
                                           Name:  Susan Whirty Maffei
                                           Title: Chief Financial Officer,
                                                  Vice President, Operations and
                                                  General Counsel

                                POWER OF ATTORNEY

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes George F. Colony and Susan Whirty Maffei, with full power of substitution, to execute in the name of and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement, and any subsequent registration statement for the same offering that may be filed under Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement and any subsequent registration statement under Rule 462(b) as the person(s) so acting deems appropriate.

Signature                       Title                           Date
---------                       -----                           ----

/s/ George F. Colony
-------------------------       Chief Executive Officer         June 6, 2000
George F. Colony                and Chairman of the
                                Board

/s/ William M. Bluestein
-------------------------       President, Chief Operating      June 6, 2000
William M. Bluestein            Officer and Director



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


/s/ Robert M. Galford
----------------------          Director                        June 6, 2000
Robert M. Galford


/s/ George R. Hornig
----------------------          Director                        June 6, 2000
George R. Hornig

/s/ Michael H. Welles
----------------------          Director                        June 6, 2000
Michael H. Welles

/s/ Henk W. Broeders
----------------------          Director                        June 6, 2000
Henk W. Broeders

                                  EXHIBIT INDEX


Number                  Title of Exhibit                                Page
------                  ----------------                                ----
5                       Opinion of Ropes & Gray                          6

23.1                    Consent of Arthur Andersen LLP                   7

23.2                    Consent of Ropes & Gray
                        (contained in the opinion filed as
                        Exhibit 5 hereto)                                6

24                      Power of Attorney (included as
                        part of the signature page filed
                        herewith)                                        3


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